                                                                   EXHIBIT 10.40

                                SOFTWARE LICENSE
                                   ORDER FORM
                          (WITH TERMS AND CONDITIONS)

                                  NO. 002933


Concentric Network Corporation ("LICENSEE")
--------------------------------------------------------------------------------
               Full legal name of entity signing this Order Form

10590 N. Tantau Avenue
--------------------------------------------------------------------------------

Cupertino                          California               95014  U.S.A.
--------------------------------------------------------------------------------
City                               State                    Zip / Country

---------------------------
Contact Person: Mike Anthofer   Telephone: (408) 342-2800    Fax: (408) 342-2876
                -------------              --------------         --------------

Licensee is incorporated in the state/country of Florida
                                                 -------------------------------

TERRITORY (Country):  United States and English-speaking Canada  ("TERRITORY")


IMPORTANT NOTICE: UPON EXECUTION BY THE PARTIES, LICENSEE WILL HAVE THE RIGHT TO USE THE NETSCAPE PRODUCTS INDICATED IN ATTACHMENT A ("PRODUCTS") SOLELY IN CONNECTION WITH PERFORMING ITS OBLIGATIONS ARISING FROM THE "CO-MARKETING SERVICES AGREEMENT" BETWEEN NETSCAPE AND LICENSEE OF EVEN DATE HEREWITH ("CO-MARKETING AGREEMENT"), AT THE PRICING SET FORTH HEREIN. BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED (COLLECTIVELY THE "AGREEMENT"). THIS AGREEMENT DOES NOT ALLOW ANY FULFILLMENT BY A RESELLER. IF LICENSEE DESIRES FULFILLMENT BY A RESELLER, LICENSEE MUST NEGOTIATE DIRECTLY WITH A NETSCAPE AUTHORIZED RESELLER.

DEFINITIONS: ALL CAPITALIZED TERMS IN THIS AGREEMENT WILL HAVE THE MEANINGS SPECIFIED IN THIS AGREEMENT OR, IF NOT EXPRESSLY DEFINED IN THIS AGREEMENT, THEY WILL HAVE THE MEANINGS SPECIFIED IN THE CO-MARKETING AGREEMENT.


NETSCAPE COMMUNICATIONS                   CONCENTRIC NETWORK CORPORATION
CORPORATION ("NETSCAPE")

    /s/Mike Homer                             /s/Henry R. Nothhaft
By: ________________________________      By: __________________________________
               Signature                                 Signature

       Mike Homer                                Henry R. Nothhaft
Name: ______________________________      Name: ________________________________
              Print or Type                             Print or Type

       SVP Marketing                             Pres. & CEO
Title: _____________________________      Title: _______________________________

                     23 June 97                 23 June 97
Date of Acceptance: ________________      Date: ________________________________
                   ("EFFECTIVE DATE")

          501 E. Middlefield Rd.
 Address: __________________________

 Mountain View, CA 94043
 ___________________________________

AGREEMENT CONSISTS OF:

1. Software License Order Form
2. Attachment A - Products and Pricing
3. Attachment B - Terms and Conditions
4. Attachment C - Expert Alliance Support Program

                                  ATTACHMENT A

                              PRODUCTS AND PRICING



1.   Products ("PRODUCTS"):

-------------------------------------------------------------------------------
PRODUCTS (DESCRIPTION,            LICENSEE
PLATFORMS & LANGUAGES)         ACKNOWLEDGMENT      PER USER     SUBSCRIPTION
                                (INITIAL FOR         FEE**        FEE/USER **
                             RECEIPT OF PRODUCT)*
--------------------------------------------------------------------------------
SERVER PRODUCT(S)
                                                      [*]       [*] year
SuiteSpot


-------------------------------------------------------------------------------

* Licensee acknowledges that it has already received the Product next to its initials and agrees that Netscape has fulfilled its delivery obligation for such Product.

** Above pricing [*] in any end user license agreement included with the Products. This pricing is based on a [*], Licensee will [*]. Netscape agrees not to charge Licensee any license fees until January 1, 1998. Above pricing applies to SuiteSpot 3.0 and the next Major Update and is valid until the expiration of the initial Term under the Co-Marketing Agreement.

2. Support: Netscape shall provide Licensee with [*] support program [*] of the Co-Marketing Agreement. Terms of such support are set forth in Attachment C hereto.

3. Deliverables: Netscape will deliver to Licensee 1 master reproduction copy of each Product above and associated documentation, in any format generally available from Netscape as of the Effective Date. All deliveries shall be F.C.A. Netscape origin (INCOTERMS 1990).

 Ship To Address for Deliverables                    Bill To Address
----------------------------------              -------------------------
      (Not a P.O. address)

10590 N. Tantau Avenue                          10590 N. Tantau Avenue
Cupertino, CA  95014                            Cupertino, CA  95014
Attention: Mike Anthofer                        Attention: Mike Anthofer
Telephone: (408) 342-2800                       Telephone: (408) 342-2800
                                                Fax: (408) 342-2876


Sales Tax Resale/Exemption
 Certificate No. (if applicable): ____________________________________
                  (ORIGINAL CERTIFICATE MUST BE FURNISHED TO NETSCAPE)


VAT Registration No. (if Europe, Middle East or Africa):
                                                         _______________________

Netscape Sales Rep:  Jeff Shardell


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ATTACHMENT B
                              TERMS AND CONDITIONS

1. FEES AND PAYMENT SCHEDULE. [*] Netscape shall invoice Licensee based on the monthly reports submitted pursuant to Section 6. All invoiced amounts are due and payable net 30 of date of invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full. All prices in Attachment A are in U.S. Dollars and exclude any applicable taxes. Licensee is responsible for all applicable national, state and local taxes, value added or sales taxes, levies and assessments pertaining to the sale of the Products (except taxes based upon Netscape's net income from the sale of the Products to Licensee) except to the extent Licensee provides Netscape with a valid tax exemption certificate.

2. PRODUCT LICENSE. Subject to the terms and conditions in this Agreement, Netscape grants Licensee the right to make, without change, and use internally that number of copies of the Products necessary to meet its obligations under the Co-Marketing Agreement to provide Services to Users of Customers. A "USER" means any employee, consultant or other agent performing services for the benefit of a Customer who has access in any way to any Server Product or update thereto, as of the point in time when such Products are first made available for access by such User. Subject to Section 3 below, Licensee may copy the Products in any combination. Licensee may also make, without change, that number of copies of the documentation provided with the Products necessary to support the Products copied. All copies of Products and related documentation are for Licensee's internal use only and may not be resold or redistributed.
"LICENSEE'S INTERNAL USE" shall mean internal use by Licensee in accordance with the terms of this Agreement and the Co-Marketing Agreement. Each copy of Products and related documentation must contain all notices regarding copyrights, trademarks and other proprietary rights in the materials originally provided to Licensee. All Products and copies hereunder are subject to the "License Grant" terms of the then current end user license agreement included with such Products ("EULAS"), as amended by this Agreement. The applicable "License Grant" terms in the current EULA are set forth in this Agreement. In the event of an inconsistency between this Agreement and any then current EULA with respect to a subject matter other than the "License Grant" terms, the terms of this Agreement shall govern.

3. RELATIONAL DATABASE AND NETSCAPE CLIENT PRODUCTS. If the Product licensed hereunder includes an Informix database product, then notwithstanding Section 2 above, Licensee may only install one copy of the database product on a single
computer upon which the Product is installed.   Except for the Enterprise Server
Pro and LiveWire Pro, Licensee may only use the database as a repository for the Product's data and may not be used for any other purpose. The database may be
accessed only by tools intended for use with the Product.   The Informix
database may be used only (i) for the purpose of developing Netscape web server applications ("Web Server Applications"); and (ii) to reproduce and distribute a single copy of the runtime version of the Informix database for use solely as a component of a Web Server Application and only on a single computer for up to thirty-two (32) connections (the "Deployment System"). A "connection" means a computer process generated by the designated computer to service on-line users of the Web Server Applications. A single connection may support a multitude of users, the exact number of which depends on the particular circumstances. Multiple Web Server Applications may reside on the Deployment System, provided that all such applications access only the single copy of the Informix Developer Database and all Web Server Applications together use no more than thirty-two
(32) connections. Licensee may use the Informix database to develop any number of Web Server Applications, but once Licensee has distributed a single runtime version of the Informix database in any one Web Server Application, Licensee may not distribute the Informix database in another copy of that Web Server Application or as part of any subsequent Web Server Application. In order to provide a database product as part of Licensee's Web Server Application either Licensee must purchase a separate LiveWire Pro license for each recipient, or each recipient to whom Licensee distributes a Web Server Application must license its own copy of a database product. Licensee may not establish direct connections with the Informix database other than through the Enterprise Pro or LiveWire Pro software or use the Informix database for any purpose other than developing and executing Web Server Applications.

Licensee may use the Visigenic VisiBroker development component of the Product on no more than one computer by no more than one developer. The single allowed developer may use both VisiBroker for C++ and VisiBroker for Java. Licensee may use the Visigenic runtime component of the Software to invoke object implementations, provided that the invoking application (i) is one or more components of the Product or (ii) interoperates with and runs on the same computer as the Product. If the Product is Enterprise Pro, Licensee may run the server-side JavaScript compiler on an unlimited number of computers. If the Product contains header files, Licensee may copy and use the header files solely to create and distribute programs to interface with the server Application Program Interfaces. Licensee may not modify the header files. If the Product contains Java classes other than classes which are a part of the

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Product's programming interface ("Sample Java Classes"), Licensee may copy and use the Sample Java Classes solely to create and distribute programs to interface with the Products.

The standard Netscape client product ("SNCP") or the premium Netscape client product ("PNCP") is bundled with the Server Product ordered hereunder. Licensee may make copies of such SNCP and/or PNCP only in the same quantities as it copies the Server Product(s) with which such SNCP or PNCP are bundled, and all such copies must be made for the sole purpose of using the applicable Server Product(s) in accordance with this Agreement and not to obtain additional copies of the SNCP or PNCP.

4. LICENSE RESTRICTIONS. Licensee may make a single copy of the Products for archival purposes, provided such copy contains all of the original Products' proprietary notices. Licensee shall not modify, translate, reverse engineer, decompile, disassemble (except solely to the extent an applicable statute expressly and specifically prohibits such restrictions), or create derivative works based on the Products. Licensee may not copy the Products other than as specified in this Agreement. Licensee shall not publish or provide any results of benchmark tests run on the Products to a third party without Netscape's prior written consent; rent, lease, grant a security interest in, or otherwise transfer rights to the Products; or remove any proprietary notices or labels on the Products.

5. TITLE. Title, ownership rights and intellectual property rights in the Products shall remain in Netscape and/or its suppliers. The Products are protected by copyright and other intellectual property laws and by international treaties. Title and related rights in the content accessed through the Products is the property of the applicable content owner and is protected by applicable law.

6. RECORDS; REPORTING; AUDIT. Licensee shall maintain accurate records reflecting the number of Customers and Users, the quantity of copies made of the Products, a description of the Products, the version number of the Products, the platforms and the language of the Products. In addition to the reports required under the Co-Marketing Agreement, Licensee agrees, subject to the first sentence in Section 1 of this Attachment B, to provide Netscape with monthly reports which include the number of Users and number of subscriptions therefor. Such reports shall be received by Netscape within 15 days after the end of any month during any calendar quarter. With respect to the third month in any calendar quarter, Licensee agrees to provide Netscape with an estimate of the number of Users and number of subscriptions therefor in the last week of such third month, and, within 15 days after the end of such third month, provide Netscape with a monthly report stating the final number of Users and number of subscriptions therefor. Netscape may conduct an audit to verify compliance with the terms of this Agreement, which shall be conducted at Netscape's expense unless the results establish that inaccuracies in Licensee's reports have resulted in underpayment to Netscape of more than 5% of the amount actually due, in which case Licensee shall pay all amounts due and bear the expense of the audit.

7.  SUPPORT.   Netscape will provide support to Licensee in accordance with
Netscape's then-current support terms and conditions for the support program selected by Licensee on Attachment A, for the number of Users set forth in Attachment A for the period for which Netscape has received payment therefor.

8. SOFTWARE SUBSCRIPTION. Licensee shall be entitled to software subscription ("SOFTWARE SUBSCRIPTION") for the number of Users reported in Licensee's monthly report under Section 6 provided Licensee purchases subscription concurrent with purchase of a User license. Software Subscription entitles Licensee to the benefits set forth in Netscape's then-current Software Subscription program, including major and minor updates and the ability to switch operating system platforms at no additional charge. Subscriptions not purchased concurrent with purchase of a User license and subscription fees for subsequent years shall be at Netscape's then current charges.

9. INDEMNITY. (a) Netscape shall defend or settle, at its option, any action brought against Licensee to the extent it is based on a claim that use or reproduction by Licensee of the Netscape-owned portion of the Product hereunder directly infringes any valid patent as of the Effective Date, copyright or trade secret in the United States and/or Canada ("Intellectual Property Rights"). Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Product become, or be likely to become in Netscape's opinion, the subject of infringement of such copyright or trade secret, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Should Licensee's use of the Product under this Agreement be enjoined as a result of any alleged infringement of an Intellectual Property Right, Netscape will (x) procure for Licensee the right to continue using the same, (y) replace or modify to make it non-infringing, or if (x) and (y) are not commercially reasonable for Netscape, (z) credit Licensee a sum equal to the unamortized amount of the license fees received by Netscape under this Agreement for the infringing Product amortized on a straight-line basis on a monthly basis over three years from the date such fee is accrued under Section 1 of this Attachment
B. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against, any claim based upon: (A) use of other than the then-current, unaltered version of the Product, unless the infringing portion is also in the then-current, unaltered release;
(B)
use, operation or combination of the Product with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (C) Licensee's or its agent's activities after Netscape has notified Licensee that Netscape believes such activities may result in such infringement; (D) compliance with Licensee's designs, specifications or instructions for the Product; (E) any modifications or marking of the Product not specifically authorized in writing by Netscape; (F) any unauthorized use of any Netscape intellectual property; (G) any content provided by Licensee and/or any material to which Users can link through such content; or
(H) third party software. The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.

(b) Licensee shall indemnify, hold harmless and, at Netscape's request, defend Netscape and/or its suppliers from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) relating to Licensee's use or reproduction of the Product or Documentation, except to the extent that Netscape is responsible under Section 9(a) above.

10. LIMITATION OF LIABILITY. (a) TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. (b) EXCEPT AS SPECIFIED IN THE INDEMNITY SECTION SET FORTH ABOVE, IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY CLAIM AGAINST LICENSEE BY ANY END USER OR THIRD PARTY. (c) IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR (I) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY LICENSEE OR ANY OF THEIR RESPECTIVE AGENTS;
(II) FAILURE OF THE PRODUCT TO PERFORM EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (III) FAILURE OF THE PRODUCT TO PROVIDE SECURITY;
(IV) ANY USE OF THE PRODUCT OR THE DOCUMENTATION; (V) THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY USERS OF THE PRODUCT OR THE DOCUMENTATION; OR (VI) ANY CONTENT PROVIDED BY LICENSEE AND/OR ANY MATERIAL TO WHICH USERS CAN LINK THROUGH SUCH CONTENT. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE LICENSEE'S SOLE AND EXCLUSIVE REMEDIES. (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT FOR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE OF NETSCAPE, NETSCAPE'S ENTIRE LIABILITY TO LICENSEE FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE FROM LICENSEE DURING THE 12 MONTHS PRIOR TO SUCH CLAIM FOR THE PRODUCT GIVING RISE TO SUCH CLAIM.


11. TERM AND TERMINATION. The term of this Agreement shall be coterminous with the Co-marketing Agreement. Subject to the Co-Marketing Agreement, either party may terminate this Agreement if the other defaults in a material obligation hereunder and does not cure such default within 30 days after receiving notice of such default from the nonbreaching party. In addition, this Agreement (a) shall expire automatically if Licensee: (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding relating to liquidation or insolvency which is not dismissed within 90 calendar days, or (iv) makes an assignment for the benefit of its creditors or (b) may be terminated immediately by Netscape if Licensee attempts to derive any source code or breaches any confidentiality provisions hereunder. Upon termination, all rights and obligations hereunder (except for any Licensee outstanding payment obligations) shall terminate.

12.  CONFIDENTIALITY.   This provision shall be governed by the confidentiality
provision in the Co-Marketing Agreement.

13. NOTICE. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) or (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Agreement or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043.

14. MISCELLANEOUS. (a) This Agreement shall be governed by the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. (b) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the applicable court in Santa Clara County in the State of California, and each party irrevocably submits to the jurisdiction and venue of any such proceeding and agree that service of process may be effected in the same manner notice is given hereunder. Notwithstanding the foregoing, Netscape reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision in the Agreement relating to payment, Netscape Confidential Information or Netscape intellectual property.
(c) This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (d) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not waive such term or condition or any subsequent breach thereof. (e) Neither party shall be in default or be liable for any delay, failure in performance (excepting the obligation to pay) or interruption of service resulting directly or indirectly from any cause beyond its reasonable control. (f) The relationship between Netscape and Licensee is that of independent contractors and neither Licensee nor its agents shall have any authority to bind Netscape in any way.
(g) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (h) The headings to the sections of this Agreement are used for convenience only and shall have no substantive meaning. (i) This Agreement may be amended only by a writing signed by both parties. (j) The provisions of this Agreement which require or contemplate performance after the expiration or termination of this Agreement shall be enforceable notwithstanding said expiration or termination. (k) Licensee may not assign or otherwise transfer this Agreement or any rights or obligations herein without the prior express written consent of Netscape, except that Licensee can assign all of its rights and obligations under this Agreement to an entity purchasing all or substantially all of its stock or assets so long as the acquiring party agrees in writing to comply with all of the terms and conditions of this Agreement. (l) This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. (m) This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, and all of which together shall constitute one and the same agreement. (n) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements (including the Enterprise License Agreement provided with the Products) and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail over any conflicting purchase order or other written instrument submitted by Licensee. (o) If any provision in this Agreement should be held illegal or unenforceable by a court having jurisdiction, such provision shall be modified to the extent necessary to render it enforceable without losing its intent, or severed from this Agreement if no such modification is possible, and other provisions of this Agreement shall remain in full force and effect. (p) Netscape may use Licensee's name in any customer reference list or in any press release issued by Netscape regarding the licensing of the Product and/or provide Licensee's name and the names of the Products licensed by Licensee to third parties. (q) If Netscape is required by a third party software supplier to cease and to cause its licensees to cease use or distribution of a particular revision of the Products, Licensee agrees to comply herewith if Netscape (i) provides Licensee with 30 days prior written notice and (ii) replaces such affected Product with a functionally equivalent Product as soon as commercially practicable. (r) This Agreement is in the English language only, which language shall be controlling in all respects. (s) Licensee agrees to comply and shall ensure compliance with all then-current applicable laws, rules and regulations governing this Agreement, including all applicable export laws, rules and regulations of the U.S. Government or other applicable agencies. (t) The Products are not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of the Products could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Netscape and its suppliers specifically disclaim any express or implied warranty of fitness for High Risk Activities.

                                  ATTACHMENT C
                        EXPERT ALLIANCE SUPPORT PROGRAM
                   DEFINITIONS, PRICING AND LICENSEE CONTACTS


1. DEFINITIONS. As used in this Attachment C, "END USER" means any user of the Netscape software ("PRODUCT") authorized by Licensee pursuant to Agreement. "PROGRAM ERRORS" means 1 or more reproducible deviations in the standard, unmodified Product from the applicable specifications shown in the documentation. "Major Updates" are designated by a change in the number to the left of the decimal point of the number appearing after the product name.


2.  PRICING.  [*]


A.  Expert Alliance: (12 hours/day; 5 days/week; after-hours pager service for
    ---------------
    priority 1 issues only)

    i) Annual flat fee: [*] for an assigned Netscape support engineer, 4 authorized technical contacts (list technical contacts below), unlimited number of support requests from Licensee, problem diagnosis for selected Netscape beta products, technical bulletins from Netscape, 1 introductory site visit by Netscape, technical support usage reports, regularly scheduled conference calls with Netscape, quarterly support review by Netscape and access to a private web site for Netscape's Expert Alliance customers.

   ii) Optional Add-On Support (available only in conjunction with the purchase of Services under Section A (i)):

         (a) Dedicated Netscape support engineer: [*] per year (replaces assigned Netscape support engineer described under Section A(i))

         (b) Additional assigned Netscape support engineer: [*] per year

         (c) Additional Licensee Contact: [*] per contact per year


3. LICENSEE'S TECHNICAL CONTACTS:

Technical Contact #1: David Schairer

Phone:                    Fax:                    E-mail:

Technical Contact #2: Warren Smith

Phone:                    Fax:                    E-mail:

Technical Contact #3: _________________________________________________________

Phone: __________________ Fax: ______________ E-mail: _________________________

Technical Contact #4:  # ______________________________________________________

Phone: __________________ Fax: ______________ E-mail: _________________________


          -----------------------------------------------------------
          Visit http://help.netscape.com/mktg for general information about Netscape's support services and operating hours.
          -----------------------------------------------------------


1.  FRONT-LINE SUPPORT.   Licensee, and not Netscape, will provide front-line
technical support to its End Users. Such support includes but is not limited to, call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any defective media. Licensee agrees that any documentation distributed by Licensee to its End Users will clearly and conspicuously state that End Users should call Licensee for technical support for the Product. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Product, directly to End Users. If Netscape is being contacted by a significant number of End Users, Netscape will use reasonable efforts to (i) verify support eligibility for such End Users, and (ii) refer such End Users to Licensee for support. If Netscape continues to be contacted by a significant number of End Users, then, upon Netscape's request, Licensee and Netscape will cooperate to minimize such contact. Thereafter, if Netscape continues to be contacted by a significant number of End Users for front-line support, then Licensee shall pay to Netscape Netscape's then current charges for any End User identified by Netscape as obtaining such support.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. SERVICES. Netscape will provide back-end support to Licensee for Program Errors not resolved by Licensee pursuant to Licensee's support policies and in accordance herewith. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape will provide Licensee with a telephone number and an e-mail address which Licensee may use to report Program Errors during Netscape's local business hours. For priority 1, Licensee agrees to notify Netscape via both telephone and e-mail. On Attachment C, Licensee has identified 4 members of its customer support staff to act as technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience, for Licensee to perform its obligations hereunder. Licensee may substitute its contacts at any time by providing 1 week's prior written and/or electronic notice thereof to Netscape.

For the introductory site visit by Netscape, travel costs and related expenses are paid by Netscape for up to 2 days. Upon Licensee's request, Netscape engineers can extend the site visit for 3 additional days, provided that Licensee shall pay for all costs and expenses related to such extended stay.

Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge Licensee additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with Program Errors resulting from hardware or software not supplied by Netscape. Netscape agrees to support a given revision of the Product for the shorter of (i) 12 months from the date such revision is superseded by the next sequential Product revision; or (ii) until such revision is superseded by 2 sequential Product revisions. (For example, Netscape will support version 2.1 for the shorter of 12 months from the date version 2.2 or 3.0 (if 3.0 is the next sequential release), is released by Netscape, or until version 2.1 is superseded by 2 sequential releases (2.2 and 2.3 or 2.2 and 3.0, as the case may be.)

Netscape will make reasonable efforts to correct significant Program Errors that Licensee identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Licensee's classification is incorrect. Licensee will provide sufficient information for Netscape to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Unless otherwise authorized in writing by Netscape, Netscape will not be required to correct any Program Error caused by (a) incorporation, attachment of a feature, program, or device to the Product, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Product; (c) the failure to provide an installation environment recommended for the Product; (d) use of the Product for other than the specific purpose for which the Product is intended; (e) use of the Product on any systems other than the specified hardware platform for such Product; (f) if applicable, use of defective media or defective duplication of the Product; or (g) failure to incorporate any Product revision or patch previously released by Netscape which corrects such Program Error. For Program Error reports received by Netscape during Netscape's local business hours, Netscape will use reasonable commercial efforts to communicate with Licensee about the Program Error via telephone or e-mail within the targeted response times set forth at the end of these terms and conditions.

3. PURCHASE ORDERS. Licensee must place a written purchase order to initiate Services under this Agreement and to renew or change the selection of Services thereafter. Each purchase order must contain the following (i) reference to the Agreement number; (ii) the level of Service, fees and charges therefor, and bill to address (if different). No terms and conditions set forth in any purchase order or instrument issued by Licensee in connection with the Services shall be binding upon Netscape.


TARGETED RESPONSE TIMES:

--------------------------------------------------------------------------------
                                                             STATUS UPDATES
                                               INITIAL       (PROVIDED UPON
PRIORITY    FAILURE DESCRIPTION               RESPONSE       LICENSEE'S REQUEST
                                                TIME         AFTER NETSCAPE'S
                                                             INITIAL RESPONSE)
--------------------------------------------------------------------------------
    1       Enterprise-critical                1 hour        By customer
            (Product is not                                  agreement
            functioning)
--------------------------------------------------------------------------------
    2       Severe Impact - Product            2 working     Once per
            inconsistency which                hours         working day
            significantly decreases Licensee
            productivity (periodic work
            stoppages, feature crashes)
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
    3       Degraded Operations: Product       4 working     Once every 3
            inconsistency which slightly       hours         working days
            impairs customer productivity
            (Licensee can work around problem)
--------------------------------------------------------------------------------
    4       Minimal Impact: desired change     next work     Release notes or
            in Product (documentation          day           plan for next
            update, cosmetic defects,                        release
            enhancement requests)
--------------------------------------------------------------------------------